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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report December 20, 2001


                             BARR LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)





    New York                        1-9860              22-1927534

(State or other jurisdiction     (Commission            (IRS Employer
     of incorporation)            File Number)           Identification No.)






Two Quaker Road, P.O. Box 2900, Pomona, New York          10970-0519

 (Address of principal executive offices)                 (Zip code)


                                 (845) 362-1100

              (Registrant's telephone number, including area code)









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Item 5.  Other Events and Regulation FD Disclosure

         As previously disclosed in a Form 8-K dated October 24, 2001 and filed on November 17, 2001, on June 29, 2001, Barr Laboratories, Inc. ("Barr") and Duramed Pharmaceuticals, Inc. (NASDAQ-DRMD), a developer, manufacturer and marketer of prescription drug products, focusing on women's health and the hormone replacement therapy markets ("Duramed"), entered into an Agreement and Plan of Merger, providing for the acquisition of Duramed by Barr. On October 24, 2001, a wholly-owned subsidiary of Barr merged with and into Duramed. The acquisition was accounted for as a pooling of interests. The transaction is valued at approximately $658 million based on the closing price of Barr stock on October 24, 2001. It is intended that the transaction be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

         Accounting Series Release No. 135, as interpreted by Staff Accounting Bulletin No. 65, requires that no affiliate of either combining company may reduce its risk relating to its common shareholder position until such time as financial results covering at least 30 days of post-merger combined operations have been published. This Form 8-K is filed solely for the purpose of publishing combined selected financial information to satisfy this requirement.

         In the opinion of the management of Barr, the unaudited results as of and for the one month ended November 30, 2001 include all ordinary and recurring adjustments necessary to present fairly the financial position at November 30, 2001 and results of operations for the one month ended November 30, 2001. The following financial information does not include all of the information and the footnotes required by generally accepted accounting principles for complete financial statements. The Company's results are dependent upon several factors which may not occur evenly throughout a quarter including customer buying practices, pricing practices of competitors, the timing of merger related costs, spending levels including research and development, marketing, and patent challenge activities and other factors discussed in the Company's reports filed with the Securities and Exchange Commission. Therefore, these results are not necessarily indicative of the results that may be expected for the three and six month periods ending December 31, 2001 or the fiscal year ending June 30, 2002. For further information, reference should be made to the consolidated financial statements included in Barr's Annual Report on Form 10-K for the year ended June 30, 2001 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and the Company's Registration Statement on Form S-4.



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                            BARR LABORATORIES, INC.

                                 CURRENT REPORT
                            (dated December 20,2001)


Summarized Financial Information
(in thousands of dollars)

              Combined Selected Post-Merger Financial Information
                            (unaudited, in thousands)

                                  For November 1, 2001-November 30, 2001

Total revenues                              $     134,745
Net earnings                                        19,950

                                         As of November 30, 2001

Total current assets                        $    816,312
Total current liabilities                         406,643
Total noncurrent assets                          186,390
Total noncurrent liabilities                      46,574


         The amount reported in net earnings reflects approximately $4.1 million in merger-related expenses including duplicate facility expenses and a portion of severance costs.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BARR LABORATORIES, INC.


Date:  December 20, 2001                    /s/ WILLIAM T. MCKEE
                                            ---------------------------
                                            William T. McKee
                                            Senior Vice President, Chief
                                            Financial Officer, Treasurer and
                                             Secretary